UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

Named Executive Officer Compensation Matters

Base Salary Changes

On January 26, 2006, the Compensation and Corporate Governance Committee (“C&CGC”) of the Board of Directors of PPL Corporation (the “Company”) approved the annual base salaries, effective as of January 1, 2006, of the Company's “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company's named executive officers for 2006 and 2005:

Name and Position	Year	Salary ($)
William F. Hecht Chairman and Chief Executive Officer	2006 2005	1,225,000 1,125,000
James H. Miller President and Chief Operating Officer	2006 2005	800,000 750,000
John R. Biggar Executive Vice President and Chief Financial Officer	2006 2005	520,000 495,000
Paul T. Champagne President-PPL EnergyPlus, LLC	2006 2005	400,000 400,000
Roger L. Petersen President-PPL Development Company, LLC	2006 2005	385,000 365,000

Short-term Incentive Cash Awards

On January 26, 2006, the C&CGC authorized annual incentive cash (i.e., bonus) awards to each of the Company's named executive officers for 2005 performance. The annual incentive cash awards were made pursuant to the Company's Short-term Incentive Plan. The incentive cash awards were made to these executive officers for the achievement of specific, independent goals established by the C&CGC in March 2005 and measured by the Committee in January 2006. For 2005, the following award targets as a percentage of base salary were established for each executive officer: Chief Executive Officer-100%; President-75%; Executive Vice President-65%; and Senior Vice President and Presidents of principal operating subsidiaries-50%. The annual incentive cash awards were made by applying these target percentages to the percentage of goal attainment as determined by the C&CGC. The goal categories for 2005 included specific financial and operational measures for the Company and its subsidiaries designed to enhance the Company's position for success in the competitive market. The weightings for each of these categories are generally allocated 60% to the Company's earnings per share and enhanced shareowner value, and 40% to the financial and operational performance of the Company's principal operating subsidiaries. Included in the operating goals were specific requirements tied to continued compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including enhancing the efficiency of the compliance process. In the case of Messrs. Champagne and Petersen, more weight was given to the performance in 2005 of the particular operating subsidiary of which each is the President.

The following table sets forth the annual incentive cash awards for the named executive officers based on 2005 performance:

Name and Position	Bonus ($)
William F. Hecht Chairman and Chief Executive Officer	1,236,400
James H. Miller President and Chief Operating Officer	618,200 (1)
John R. Biggar Executive Vice President and Chief Financial Officer	353,600 (1)
Paul T. Champagne President-PPL EnergyPlus, LLC	201,600 (2)
Roger L. Petersen President-PPL Development Company, LLC	200,600 (3)

(1)	Includes $154,550 and $88,400 that Messrs. Miller and Biggar, respectively, exchanged for restricted stock units under the terms of the Company's Cash Incentive Premium Exchange Program.
(2)	Includes $181,440 that Mr. Champagne elected to defer under the Company’s Officer’s Deferred Compensation Plan.
(3)	Mr. Petersen elected to defer his entire incentive cash award under the Company’s Officer’s Deferred Compensation Plan.

  Also, on January 26, 2006, the C&CGC awarded a cash bonus payment to Mr. Champagne of $16,000.

Long-term Incentive Equity Awards

On January 26, 2006, the C&CGC authorized grants to the Company's named executive officers of long-term incentive equity awards pursuant to the Company's Incentive Compensation Plan. These grants consisted of (i) two restricted stock unit awards with a three-year restriction period, based on the achievement of criteria established by the C&CGC in March 2005 and measured by the Committee in January 2006, and (ii) one stock option award, except that Mr. Hecht received an additional grant of restricted stock units in lieu of the stock option award that he otherwise would have been granted. One of the grants of restricted stock units was based on the achievement of sustained financial and operational results, which was determined by C&CGC by averaging the most recent three years of annual performance measures used for the annual short-term incentive cash awards. The second grant of restricted stock units was based on the achievement of specific strategic objectives to increase shareowner value through implementation of certain long-term corporate initiatives, including actions to influence the evolution of government policies toward more competitive markets, develop an internal corporate structure to optimize the Company's wholesale hedging strategy, develop and retain management skills and establish the financial profile necessary to optimize growth opportunities as the wholesale electricity markets strengthen. The exercise price of the stock option awards is the fair market value of the Company’s common stock on the date of grant.

For 2005, the following long-term incentive equity award targets as a percentage of base salary were established for each executive officer:

Long-term Incentive Program	Restricted Stock Units		Stock Options
	(Targets as % of Salary)
Position	Sustained Financial and Operational Results	Strategic Objective Results	Stock Price Performance
Chief Executive Officer	75%	75%	150%
President	60%	60%	120%
Executive Vice President	60%	60%	120%
Senior Vice President and Presidents of principal operating subsidiaries	40%	40%	80%

The following table sets forth the long-term incentive equity awards made in January 2006 to the named executive officers:

	Restricted Stock Units (1)		Stock Options (2)
Name and Position	Sustained Financial and Operational Results	Strategic Objective Results	Stock Price Performance
William F. Hecht Chairman and Chief Executive Officer	30,850	27,990	0 (4)
James H. Miller President and Chief Operating Officer (3)	16,450	14,930	198,940
John R. Biggar Executive Vice President and Chief Financial Officer (3)	10,860	9,850	131,300
Paul T. Champagne President-PPL EnergyPlus, LLC	5,850	5,310	70,730
Roger L. Petersen President-PPL Development Company, LLC	5,340	4,840	64,540

(1)
The number of restricted stock units awarded are equivalent to the dollar value (based upon the fair market value of the Company’s common stock on the date of grant) of the percentage applied to base pay in effect at the end of 2005.

(2)
The exercise price of the stock option awards is $30.14. The stock options become exercisable over a three-year period from the date of grant in equal installments and expire no later than January 25, 2016.

(3)	Messrs. Miller and Biggar also were granted 7,180 and 4,100 restricted stock units, respectively, pursuant to the terms of the Company's Cash Incentive Premium Exchange Program.
(4)
In lieu of the stock option award that Mr. Hecht otherwise would have been granted, the C&CGC granted Mr. Hecht an additional 55,990 restricted stock units under the Incentive Compensation Plan, calculated based on the dollar value of such stock option award divided by $30.14, the fair market value of the Company’s common stock on the date of grant. The restricted stock units have a three-year restriction period, except that if Mr. Hecht retires within the restriction period, the restricted stock units will vest one year following his retirement.

Attached as Exhibits to this Current Report on Form 8-K are the forms of Stock Option and Restricted Stock Unit Agreements for the above-described long-term equity incentive awards.

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 30, 2006, the Company appointed Jerry Matthews Simmons, Jr. (“Matt”), as Vice President and Controller. Mr. Simmons will report to Paul A. Farr, the Company’s Senior Vice President-Financial. Mr. Farr had also been serving as the Company’s Controller since August 2004, and will continue to be deemed the Company’s principal accounting officer through the completion of the Company’s first fiscal quarter of 2006. Thereafter, Mr. Simmons will be deemed the Company’s principal accounting officer.

Prior to joining the Company, Mr. Simmons, 40, served as Vice President-Finance and Controller for Duke Energy Americas in Houston, Texas since January 2004. He joined Duke in September 2003 as Vice President and Controller of Duke Energy North America. Prior to joining Duke, Mr. Simmons was employed at Reliant Energy, Inc. in various capacities, including Chief Risk and Accounting Officer for Reliant Energy Europe, Inc. from January 1999 to September 2003. Mr. Simmons is a Certified Public Accountant and was a senior manager of PricewaterhouseCoopers LLP (“PwC”) before joining Reliant Energy in January 1999. While at PwC, Mr. Simmons was not engaged on the Company’s financial statement audit.

Under the terms of his employment arrangement with the Company, Mr. Simmons will receive a first-year annualized base salary of $225,000, and a cash sign-on bonus of $100,000 after one month of employment. If he voluntarily leaves the Company prior to completion of one full year of service, he would be required to return the sign-on bonus to the Company. Mr. Simmons also received (1) 4,120 restricted stock units, subject to a three-year restriction period, and (2) options to purchase 26,110 shares of the Company’s common stock at a price equal to the fair market value of the stock on the date of grant. The options become exercisable in three equal annual installments beginning on the first anniversary of their grant date. As an elected officer, Mr. Simmons also will be eligible for various annual incentives, including annual cash incentive awards and equity incentive awards in the form of restricted stock units and stock options under the Company’s Incentive Compensation Plan. His base salary and cash incentive awards will be determined and awarded annually by the Company’s Corporate Leadership Council and his equity incentive awards will be determined and awarded annually by the C&CGC. Mr. Simmons also will be entitled to participate in the PPL Supplemental Executive Retirement Plan and other compensation and benefits programs that are available to the Company’s elected officers generally.

If Mr. Simmons’ employment is terminated within one year of his appointment for any reason other than “for cause,” the Company will pay him a severance payment equal to his annual base salary. If his employment is terminated for reasons other than “for cause” after his first year of employment, he will continue to receive his base salary for a period of 52 weeks or until he secures alternative employment, whichever occurs first, subject to certain conditions.

The Company also has entered into an agreement with Mr. Simmons that provides him benefits upon certain terminations of employment following a “change in control” of the Company (as such term is defined in the agreement). Specifically, the benefits would be payable if, after a change in control, Mr. Simmons’ employment with the Company is terminated involuntarily, but not “for cause,” or he voluntarily terminates his employment with the Company for “good reason” (as such terms are defined in the agreement). The benefits include a lump sum payment equal to two times the sum of Mr. Simmons’ annual salary plus cash bonus. This agreement would also extend Mr. Simmons’ group life, disability, accident and health insurance coverage for a two-year period following the termination of employment.

Mr. Simmons also has been appointed as Vice President and Controller of the Company’s subsidiaries, PPL Electric Utilities Corporation and PPL Energy Supply, LLC, effective January 30, 2006, and will deemed the principal accounting officer of those entities at the same time that he is deemed the principal accounting officer of PPL Corporation.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10(a) -	Form of Stock Option Agreement for stock option awards under the Company’s Incentive Compensation Plan (“ICP”)
	10(b)-	Form of Restricted Stock Unit Agreement for restricted stock unit awards under the ICP
	10(c)-	Form of Restricted Stock Unit Agreement for restricted stock unit awards under the ICP pursuant to the Company’s Cash Incentive Premium Exchange Program
	10(d)-	Form of Restricted Stock Unit Agreement with Mr. Hecht for additional restricted stock unit award under the ICP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr Paul A. Farr Senior Vice President-Financial

Dated: February 1, 2006